UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of

the Securities Exchange Act Of 1934

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SVMK Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

We are pleased to invite you to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of SVMK Inc. (“SVMK”, “SurveyMonkey” or “the Company”), to be held on Tuesday, June 11, 2019, at 11:00 a.m., Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SVMK2019 (please have your notice or proxy card in hand when you visit the website).

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone or by mail.

On behalf of the Company’s Board of Directors, we would like to express our appreciation for your support of and interest in SurveyMonkey.

Sincerely,

David A. Ebersman	Zander Lurie
Chair of the Board of Directors	Chief Executive Officer and Director

SVMK INC.

One Curiosity Way

San Mateo, California 94403

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	June 11, 2019 at 11:00 a.m., Pacific Time

Place

The Annual Meeting will be a completely virtual audio meeting of stockholders, to be conducted via live audio webcast. You will be able to attend the virtual Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SVMK2019.

Items of Business

•  To elect three Class I directors to hold office until the 2022 annual meeting of stockholders or until their successors are elected and qualified, subject to their earlier death, resignation or removal.

•  To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

•  To transact such other business that may properly come before the Annual Meeting or any adjournment thereof.

Record Date	April 15, 2019 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares at the Annual Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting to be Held on June 11, 2019. Our proxy materials, including the Proxy Statement and Annual Report to Stockholders, are being made available on or about April 26, 2019 at the following website: http://www.proxyvote.com, as well as on our investor relations webpage at https://investor.surveymonkey.com in the “Financial Information” section under “SEC Filings.” We are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission.

By Order of the Board of Directors,

Lora D. Blum

Senior Vice President, General Counsel and Secretary

San Mateo, California

April 25, 2019

Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about April 26, 2019.

i

SVMK INC.

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m., Pacific Time, on June 11, 2019

This proxy statement (this “Proxy Statement”) and form of proxy are being provided to you in connection with the solicitation of proxies by our board of directors for use at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on June 11, 2019 at 11:00 a.m., Pacific Time, via live audio webcast at www.virtualshareholdermeeting.com/SVMK2019. Stockholders of record as of April 15, 2019 (the “Record Date”) are invited to attend the Annual Meeting and are entitled to vote on the proposals described in this Proxy Statement.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”) is first being mailed on or about April 26, 2019 to all stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.

Why am I receiving these materials?

Our board of directors is providing these proxy materials to you in connection with our board of directors’ solicitation of proxies for use at the Annual Meeting, which will take place on June 11, 2019. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement and our Annual Report, as filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2019. The Notice includes information on how to access the proxy materials, how to submit your vote over the Internet, by phone or how to request a paper copy of the proxy materials. This Proxy Statement and the Annual Report are available at www.proxyvote.com. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•

the election of Alexander “Zander” J. Lurie, Dana L. Evan and Brad D. Smith as Class I directors to hold office until the 2022 annual meeting of stockholders or until their successors are elected and qualified; and

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

At the time this Proxy Statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

•	FOR the election of each of Alexander “Zander” J. Lurie, Dana L. Evan and Brad D. Smith as Class I directors; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 15, 2019, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 130,080,226 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. For additional information, see “What if I do not specify how my shares are to be voted?” below.

Do I have to do anything in advance if I plan to attend the Annual Meeting?

The Annual Meeting will be a virtual audio meeting of stockholders, which will be conducted via live audio webcast. You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SVMK2019. You also will be able to vote your shares electronically at the Annual Meeting.

To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The live audio webcast will begin promptly at 11:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•

You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on June 10, 2019 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.

•

You may vote by telephone. To vote by telephone, dial 1-800-690-6903 (the call is toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on June 10, 2019 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.

•

You may vote by mail. To vote by mail using the proxy card (if you requested paper copies of the proxy materials to be mailed to you), you need to complete, date and sign the proxy card and return it promptly by mail in the envelope provided so that it is received no later than June 10, 2019. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.

•

You may vote at the Annual Meeting. To vote at the meeting, following the instructions at www.virtualshareholdermeeting.com/SVMK2019 (have your Notice or proxy card in hand when you visit the website).

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	signing and returning a new proxy card with a later date;

•	delivering a written revocation to our Secretary at SVMK Inc., One Curiosity Way, San Mateo, California 94403, by 11:59 p.m., Eastern Time, on June 10, 2019; or

•	following the instructions at www.virtualshareholdermeeting.com/SVMK2019.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given; however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	FOR the election of each of the three directors nominated by our board of directors and named in this proxy statement as Class I directors to serve for a three-year term (Proposal No. 1);

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal No. 2); and

•	in the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. As noted above, as of the Record Date, there were a total of 130,080,226 shares of common stock outstanding, which means that 65,040,114 shares of common stock must be represented at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

How many votes are needed for approval of each proposal?

•

Proposal No. 1: The election of Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Plurality means that the three nominees who receive the most FOR votes will be elected. Withhold votes and broker non-votes will have no effect on the outcome of the vote.

•

Proposal No. 2: The ratification of the appointment of Ernst & Young LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST the proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

What does it mean if I received more than one Notice?

If you receive more than one Notice, you hold shares that may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report to stockholders and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

SVMK Inc.

Attention: Secretary

One Curiosity Way

San Mateo, California 94403

(650) 543-8400

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that will be filed within four business days after the Annual Meeting. If final voting results are not available to us at that time, we will file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2020 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 28, 2019. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

SVMK Inc.

Attention: Secretary

One Curiosity Way

San Mateo, California 94403

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2020 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 11, 2020; and

•	not later than March 12, 2020.

In the event that we hold our 2020 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2020 annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business is managed under the direction of our board of directors, which is currently comprised of ten members. Eight of our ten directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC (“Nasdaq”). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Upon the recommendation of our nominating and corporate governance committee, we are nominating Alexander J. Lurie, Dana L. Evan and Brad D. Smith as Class I directors at the Annual Meeting. If elected, Messrs. Lurie and Smith and Ms. Evan will each hold office for a three-year term until the annual meeting of stockholders to be held in 2022 or until their successors are elected and qualified.

The following table sets forth the names, ages as of April 15, 2019 and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominees
Alexander J. Lurie	I	45	Chief Executive Officer, interim Chief Financial Officer, and Director	2009	2019	2022
Dana L. Evan(1)	I	59	Director	2012	2019	2022
Brad D. Smith(2)	I	55	Director	2017	2019	2022

Continuing Directors
Ryan Finley	II	42	Director	1999	2020	—
Benjamin C. Spero(1)(2)	II	43	Director	2009	2020	—
Serena J. Williams	II	37	Director	2017	2020	—
Susan L. Decker(1)(3)	III	56	Director	2017	2021	—
David A. Ebersman(3)	III	49	Chair of the Board	2015	2021	—
Erika H. James(3)	III	49	Director	2018	2021	—
Sheryl K. Sandberg(2)	III	49	Director	2015	2021	—

(1)	Member of our audit committee

(2)	Member of our compensation committee

(3)	Member of our nominating and corporate governance committee

Director Nominees

Alexander “Zander” J. Lurie. Mr. Lurie has served as our Chief Executive Officer since January 2016, and he has served as a member of our board of directors since December 2009, including as Chair of our board of directors from July 2015 to January 2016. Mr. Lurie has also served as our interim Chief Financial Officer following the retirement of Timothy J. Maly, our former Chief Financial Officer and Chief Operating Officer, since April 1, 2019. Prior to joining SurveyMonkey, Mr. Lurie served as Senior Vice President of Entertainment at GoPro, a consumer company focused on building cameras, software and accessories, from November 2014 until January 2016. From February 2013 to January 2014, Mr. Lurie served as Executive Vice President for Guggenheim Digital Media, an internet media company. From April 2010 to August 2012, Mr. Lurie served as Senior Vice President, Strategic Development at CBS, a mass media corporation. From February 2008 to April 2010, Mr. Lurie served as Chief Financial Officer and Head of Business Development for CBS Interactive, a division of CBS. Mr. Lurie came to CBS Interactive via its acquisition of CNET Networks, a media website focused on technology and consumer electronics, where he served as head of Corporate Development from February 2006 to February 2008, and just prior to the acquisition also served as Chief Financial Officer. Mr. Lurie began his career in the investment banking group at J.P. Morgan where he led equity transactions and mergers and acquisitions in the internet sector. Mr. Lurie has served on the board of directors of GoPro since February 2016. Mr. Lurie holds a J.D. and M.B.A. from Emory University and a B.A. in political science from the University of Washington.

Mr. Lurie was selected to serve on our board of directors because of the perspective and experience he brings as our Chief Executive Officer and his extensive background as an executive of companies in the technology industry.

Dana L. Evan. Ms. Evan has served as a member of our board of directors since March 2012. Since 2013, Ms. Evan has served as a Venture Partner at Icon Ventures, a venture capital firm, and since July 2007, has invested in and served on the boards of directors of companies in the internet, technology and media sectors. From May 1996 until July 2007, Ms. Evan served as Chief Financial Officer of VeriSign, a provider of intelligent infrastructure services. Ms. Evan currently serves on the board of directors of Box, a cloud content management company, Farfetch Limited, a fashion industry technology platform provider and marketplace, Proofpoint, a security-as-a-service provider, Domo, a computer software company, and a number of privately-held companies. In April 2019, Ms. Evan was selected as Director of the Year by the National Association of Corporate Directors. Ms. Evan holds a B.S. in commerce from Santa Clara University and is a certified public accountant (inactive).

Ms. Evan was selected to serve on our board of directors because of her experience in operations, strategy, accounting and financial management and investor relations at both publicly and privately-held technology companies.

Brad D. Smith. Mr. Smith has served as a member of our board of directors since May 2017. Mr. Smith has served as President and Chief Executive Officer of Intuit, a business and financial software company, since January 2008 and as Chairman of the board of directors of Intuit since January 2016. Mr. Smith currently serves on the board of directors of Nordstrom, a department store company. Mr. Smith holds a B.A. in Business Administration from Marshall University and an M.A. in Management from Aquinas College.

Mr. Smith was selected to serve on our board of directors because of his executive and management experience at a public technology company.

Continuing Directors

Ryan Finley. Mr. Finley started SurveyMonkey in 1999 and has served as a member of our board of directors since our founding. Mr. Finley also currently serves on the Board of Trustees of the Portland Art Museum. Mr. Finley studied computer science at the University of Wisconsin-Madison.

Mr. Finley was selected to serve on our board of directors because of his perspective and experience as our founder.

Benjamin C. Spero. Mr. Spero has served as a member of our board of directors since April 2009. Mr. Spero has served as a Managing Director at Spectrum Equity, a private equity firm, since January 2001. Mr. Spero currently serves on the boards of directors of numerous privately-held companies, and he previously served on the board of GrubHub, an online food ordering company, and Ancestry.com, a genealogy company. Mr. Spero holds a B.A. in economics and history from Duke University.

Mr. Spero was selected to serve on our board of directors because of his experience in the venture capital industry and as a director of both publicly and privately held technology companies.

Serena J. Williams. Ms. Williams has served on our board of directors since May 2017. Ms. Williams began her career as a professional tennis player in 1995 and has won 23 career Grand Slam singles titles. Ms. Williams is also an activist, marketer, brand builder and a dedicated philanthropist. In 2008, Ms. Williams established the Serena Williams Fund, where she focused on creating equity in education. To that end, Ms. Williams partnered with other corporations and organizations to build schools in Kenya and Jamaica, as well as donate classroom resources and provide college scholarships. In 2014, Ms. Williams created a venture fund and investing firm with the mission of providing opportunities to founders across an array of industries dubbed, Serena Ventures. In 2016, Ms. Williams joined forces with her sister Venus to establish The Williams Sisters Fund to support joint philanthropic projects, beginning with the Yetunde Price Resource Center in Compton, CA, which ensures individuals affected by violence and trauma have access to the resources they need to help them heal physically, emotionally and spiritually. Additionally, Ms. Williams has served as a Goodwill Ambassador with UNICEF since 2011.

Ms. Williams was selected to serve on our board of directors because of her experience and perspective as an entrepreneur and developer of her global personal brand.

Susan L. Decker. Ms. Decker has served as a member of our board of directors since November 2017. In February 2018, Ms. Decker founded Raftr, a communications and event platform for university campuses, and she also serves as its Chief Executive Officer. From 2009 to 2019, Ms. Decker has served on various boards of directors of several public and private companies. Currently, those include Berkshire Hathaway, a conglomerate holding company, Vail Resorts, a ski resorts operator, Costco, an operator of warehouse clubs and Vox Media, a digital media company. Previously she served on the boards of Intel, a technology company and Pixar, an entertainment company. From June 2000 to April 2009, Ms. Decker served in various executive management positions at Yahoo, a web services provider, including President from June 2007 to April 2009, Executive Vice President, Advertiser and Publisher Group from December 2006 to June 2007 and Chief Financial Officer from June 2000 to June 2007. Prior to Yahoo, she served as Director of Global Research at Donaldson, Lufkin & Jenrette, an investment bank. Ms. Decker is a Chartered Financial Analyst and served on the Financial Accounting Standards Advisory Council. Ms. Decker holds a B.S. from Tufts University, with a double major in computer science and economics, and an M.B.A. from Harvard Business School.

Ms. Decker was selected to serve on our board of directors because of her executive experience at a public technology company and her financial expertise as a former equity securities analysist and her service on the boards of directors of numerous public companies.

David A. Ebersman. Mr. Ebersman has served as a member of our board of directors since June 2015. Since January 2015, Mr. Ebersman has served as co-founder and Chief Executive Officer of Lyra Health, a health care information technology company. From September 2009 to June 2014, Mr. Ebersman served as Chief Financial Officer of Facebook, an online social networking company. Prior to Facebook, Mr. Ebersman served in various positions at Genentech, a biotechnology company, most recently as Chief Financial Officer and Executive Vice President from March 2005 to April 2009. Mr. Ebersman currently serves as a member of the board of directors of Castlight Health, a health technology company. Mr. Ebersman holds an A.B. in international relations and economics from Brown University and was selected for a Henry Crown Fellowship in 2000.

Mr. Ebersman was selected to serve on our board of directors because of his perspective and leadership experience with technology companies.

Erika H. James. Ms. James has served as a member of our board of directors since August 2018. Ms. James has served as the Dean of Emory University’s Goizueta Business School since July 2014. From January 2012 to July 2014, Ms. James served as Senior Associate Dean for Executive Education at Darden School of Business, University of Virginia and was the President of the Institute for Crisis Management, a consulting and research organization for crisis preparedness and response, from November 2012 to June 2014. Ms. James holds a B.A. in psychology from Pomona College and a Ph.D. in organizational psychology from the University of Michigan.

Ms. James was selected to serve on our board of directors because of her extensive leadership experience in higher education.

Sheryl K. Sandberg. Ms. Sandberg has served as a member of our board of directors since July 2015. Ms. Sandberg has served as Chief Operating Officer of Facebook since March 2008. Ms. Sandberg has served as a member of Facebook’s board of directors since June 2012, and previously served as a member of the boards of directors of The Walt Disney Company from March 2010 to March 2018 and Starbucks from March 2009 to March 2012. From November 2001 to March 2008, Ms. Sandberg served in various positions at Google, most recently as Vice President of Global Online Sales & Operations. Ms. Sandberg is also a former Chief of Staff of the U.S. Treasury Department and previously served as a consultant with McKinsey & Company, a management consulting company, and as an economist with The World Bank. Ms. Sandberg holds an A.B. in economics from Harvard University and an M.B.A. from Harvard Business School.

Ms. Sandberg was selected to serve on our board of directors because of her extensive senior management experience at public internet and technology companies.

Director Independence

Our common stock is listed on the Nasdaq Global Select Stock Market. Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within a specified period after the completion of its initial public offering. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the listing standards of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3 and under the listing standards of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, board of directors, or any other board committee, (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under the listing standards of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to, (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Mses. Decker, Evan, James, and Sandberg and Messrs. Ebersman, Finley, Smith and Spero do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq. Ms. Williams provided us with marketing services during 2018, for which she was compensated, and accordingly, she was deemed to not be an independent director at this time. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” In addition, our board of directors has determined that all members of our audit, compensation, and nominating and corporate governance committees are independent.

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Mr. Ebersman currently serves as the Chair of our board of directors. The general policy outlined in our Corporate Governance Guidelines is that the Chair of the board of directors and the CEO positions may, but need not be, served by the same person. Currently, the Chair of our board of directors and the CEO positions are served by separate individuals. Our board of directors believes that the current board leadership structure provides effective independent oversight of management while allowing our board of directors and management to benefit from Mr. Ebersman’s years of experience in leadership and executive roles in the technology industry.

Board and Stockholder Meetings and Committees

During the fiscal year ended December 31, 2018, our board of directors held five meetings (including regularly scheduled and special meetings) and acted by unanimous written consent twice, and, except as noted, each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. Ms. Sandberg attended 60% of such meetings.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. This is our first annual meeting of stockholders.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, which are standing committees of the board of directors. The current membership of our committees and the number of meetings held by each committee in fiscal year 2018 is set forth below. Each of our standing committees operates under a written charter that complies with the applicable requirements of the Nasdaq listing standards and the applicable rules and regulations of the SEC. Each of the charters is posted on the “Governance”

section of our investor relations website at https://investor.surveymonkey.com/corporate-governance/governance-overview.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Susan L. Decker	Member		Member
David A. Ebersman			Chair
Dana L. Evan	Chair
Erika H. James			Member
Sheryl K. Sandberg		Member
Brad D. Smith		Chair
Benjamin C. Spero	Member	Member

Total Number of Meetings	6*	5**	1

*	In addition to its six meetings, our audit committee also acted one time by unanimous written consent.

**	In addition to its five meetings, our compensation committee also acted one time by unanimous written consent.

Audit Committee

Our audit committee is responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and overseeing performance of the independent registered public accounting firm;

•

reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	reviewing our financial statements and our critical accounting policies and estimates;

•	reviewing the adequacy and effectiveness of our internal controls;

•	developing and overseeing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls or audit matters;

•	overseeing our policies on risk assessment and risk management;

•	overseeing compliance with our code of business conduct and ethics;

•	reviewing related party transactions; and

•	pre-approving all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Each of the members of our audit committee meets the requirements for independence under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Each member of our audit committee also meets the financial literacy and sophistication requirements of the listing standards of Nasdaq. In addition, our board of directors has determined that each of Mses. Decker and Evan and Mr. Spero is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933.

Compensation Committee

Our compensation committee is responsible for, among other things:

•	reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers;

•	administering our equity compensation plans;

•	reviewing and approving and making recommendations to our board of directors regarding incentive compensation and equity compensation plans;

•	establishing and reviewing general policies relating to compensation and benefits of our employees; and

•	making recommendations regarding non-employee director compensation to our full board of directors.

Each of the members of our compensation committee meets the requirements for independence under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

•	identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

•	evaluating the performance of our board of directors and of individual directors;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	approving our committee charters;

•	overseeing compliance with our code of business conduct and ethics;

•	contributing to succession planning;

•	reviewing actual and potential conflicts of interest of our directors and officers other than related party transactions reviewed by our audit committee; and

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Each of the members of our nominating and corporate governance committee meets the requirements for independence under the listing standards of Nasdaq.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director potential director candidates. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, experience of particular relevance to us and the board of directors, accomplishments, superior credentials, independence, area of expertise, and the highest ethical and moral standards. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nominating committee may take into account the benefits of diverse viewpoints. Any search firm retained by our nominating and corporate governance committee to find director candidates would be instructed to take into account all of the considerations used by our nominating and corporate governance committee. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders of our company who are stockholders of record at the time of the submission of the director recommendation and on the record date for the determination of stockholders entitled to vote at the annual meeting, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.

A stockholder that wants to recommend a candidate for election to our board of directors should direct the recommendation in writing by letter to the Company, attention of the General Counsel or the Legal Department, at SVMK Inc., One Curiosity Way, San Mateo, California 94403. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and SVMK and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on our board of directors.

Communications with the Board of Directors

Interested parties wishing to communicate with our non-management directors may do so by writing to the board of directors or to the particular member or members of our board of directors and mailing the correspondence to our General Counsel at SVMK Inc., One Curiosity Way, San Mateo, California 94403. Our General Counsel or Legal Department, in consultation with appropriate members of our board of directors, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chair of our board of directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations webpage at https://investor.surveymonkey.com in the “Governance” section. We intend to post any amendments to our Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process which risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. In addition to oversight of the performance of our external audit function, our audit committee also monitors compliance with legal and regulatory requirements and reviews related party transactions. Our nominating and corporate governance committee monitors the effectiveness of our Corporate Governance Guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Non-Employee Director Compensation

In August 2018, our board of directors approved a new compensation policy for our non-employee directors (the “director compensation policy”) that became effective as of the effective date of the registration statement related to our initial public offering. The director compensation policy was developed with input from our independent compensation consultant firm, Compensia, Inc. regarding practices and compensation levels at comparable companies. It is designed to attract, retain and reward non-employee directors.

Under this director compensation policy, each non-employee director is entitled to receive the cash and equity compensation for board services as described below. We also reimburse our non-employee directors for reasonable, customary and documented expenses for travel to board meetings.

The director compensation policy includes a maximum annual limit of cash payments in any fiscal year of $200,000 (increased to $300,000 with respect to non-employee directors who serve in the capacity of Chair of the board of directors, lead outside director and/or audit committee chair at any time during the fiscal year).

Additionally, the director compensation policy provides, subject to the adjustment provisions contained in the director compensation policy, that no non-employee director may be granted, in any fiscal year, equity awards with a grant date fair value of greater than $750,000, increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee director. For purposes of this limitation, the value of equity awards is based on the grant date fair value determined using the same methodology our board of directors or our compensation committee uses to determine the grant date fair value of equity awards to our executive officers. Pursuant to the methodology, the value of restricted stock units (“RSUs”) will be determined by using the average closing price of our common stock over a period of time prior to the date of grant (not to exceed 120 days), with such period of time to be determined by our board of directors or our compensation committee, and the value of nonstatutory stock options will be determined by using a ratio of nonstatutory stock options to RSUs, with such ratio to be determined by our board of directors or our compensation committee, not to exceed 4:1. Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitations. The maximum limits do not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Cash Compensation

Following the completion of our initial public offering, non-employee directors are entitled to receive the following annual cash compensation for their respective services:

Annual Cash Compensation for Non-Employee Directors
	Board of Directors	Audit Committee	Compensation Committee	Nominating & Governance Committee

Member	$30,000	$8,000	$5,000	$3,500

Chair	$42,000	$20,000	$10,000	$7,500

Chairs of our board or its committees are paid at the “chair” rate and are not paid additional member fees. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.

Equity Compensation

Initial Grant. Each person who first becomes a non-employee director will receive, on the date of the first board of director or compensation committee meeting occurring on or after the date on which such individual first becomes a non-employee director, an award consisting of nonstatutory stock options and RSUs, or the initial grant, with a combined value of $320,000. The allocation of value between nonstatutory stock options and RSUs subject to the initial grant will be determined in accordance with the methodology described above. The nonstatutory stock options subject to the initial grant will be scheduled to vest as to 1/36th of the shares subject to the grant on each monthly anniversary of the commencement of the non-employee director’s service as a non-employee director, and the RSUs subject to the initial grant will be scheduled to vest as to 1/12th of the RSUs on a quarterly basis, in both such instances, if on such dates the non-employee director has remained in continuous service as a director.

Annual Grant. Each non-employee director will receive, annually, an award consisting of nonstatutory stock options and RSUs(the “annual grant”) with a combined value of $160,000. The allocation of value between nonstatutory stock options and RSUs subject to the annual grant will be determined in accordance with the methodology described above. The nonstatutory stock options subject to the annual grant will be scheduled to vest as to 1/12th of the shares subject to the grant on each monthly anniversary of the date of grant, and the RSUs subject to the annual grant will be scheduled to vest as to 1/4th of the RSUs on a quarterly basis, in both such instances, if on such dates the non-employee director has remained in continuous service as a director.

In the event of a “change in control” (as defined in our 2018 Equity Incentive Plan(the “2018 Plan”)), each non-employee director will fully vest in his or her outstanding initial grant or annual grant(s), provided that the non-employee director continues to be a non-employee director through the date of such “change in control.”

For information about the compensation of directors who are also our employees, see the section titled “Executive Compensation.”

Director Compensation in Fiscal 2018

The following table provides information regarding compensation of our non-employee directors for service as directors for 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)	RSUs Outstanding (#)(2)	Options Outstanding (#)(2)
David A. Ebersman	12,375	462,000	—	474,375	26,250	210,000
Susan L. Decker	10,375	462,000	—	472,375	26,250	210,000
Dana L. Evan	12,500	462,000	—	474,500	26,250	420,000
Ryan Finley	7,500	—	—	7,500	—	—
Lee Fixel(3)	—	—	—	—	—	—
Erika H. James(4)	8,375	477,750	1,633,800	2,119,925	35,000	210,000
Sheryl K. Sandberg(5)	—	—	—	—	—	—
Brad D. Smith	10,000	462,000	—	472,000	26,250	210,000
Benjamin C. Spero(6)	10,750	—	—	10,750	—	—
Serena J. Williams(7)	7,500	462,000	—	469,500	41,250	210,000

(1)

The amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant-date fair value of the RSUs and stock options awarded to the non-employee director in 2018, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation. Such grant-date fair value does not take into account any estimated forfeitures related to service vesting conditions. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 26, 2019.

(2)

As of December 31, 2018, our non-employee directors held outstanding RSUs and outstanding stock options to purchase the number of shares of common stock set forth in each column. Includes awards for director compensation and non-director compensation.

(3)	Mr. Fixel resigned as a member of our board of directors in June 2018.

(4)	Ms. James became a member of our board of directors in August 2018.

(5)	Ms. Sandberg has declined to receive any compensation for her service as our director.

(6)	Mr. Spero disclaims any compensation for his service as our director and directs it to funds affiliated with Spectrum Equity.

(7)

Ms. Williams also received a grant of 15,000 RSUs as consideration for marketing services in 2018. The grant was approved by our compensation committee in November 2018 and such RSUs were separate and apart from any equity grants made to her as compensation for her services as a member of our board of directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of ten members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. One Class is elected each year at the annual meeting of stockholders for a term of three years. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.

Nominees

Our board of directors has nominated Alexander “Zander” J. Lurie, Dana L. Evan and Brad D. Smith for election as Class I directors at the Annual Meeting. If elected, each of Messrs. Lurie and Smith and Ms. Evan will serve as Class I directors until the 2022 annual meeting of stockholders or until their successors are elected and qualified, or their earlier death, resignation or removal. Each of the nominees is currently a director of the Company. For information concerning the nominees, see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Messrs. Lurie and Smith and Ms. Evan. We expect that Messrs. Lurie and Smith and Ms. Evan will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2019. Ernst & Young LLP has served as our independent registered public accounting firm since 2013.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2019 if our audit committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2018 and 2017.

	2018	2017
Audit Fees(1)	$3,303,860	$1,241,691
Audit-Related Fees(2)	—	—
Tax Fees(3)	597,802	464,445
All Other Fees(4)	1,945	1,900

Total Fees	$3,903,607	$1,708,036

(1)

“Audit Fees” consisted of fees for professional services provided in connection with the audit of our consolidated financial statements (including the adoption of new accounting standards and certain other accounting consultations), quarterly reviews of interim condensed consolidated financial statements and SEC registration statements (including our initial public offering).

(2)

“Audit Related Fees” consisted of services provided by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements not reported as “Audit Fees.”

(3)	“Tax Fees” related to professional services rendered in connection with tax compliance and preparation relating to tax returns and tax audits, as well as for tax consulting and planning services.

(4)

“All Other Fees” consisted of aggregate fees billed for products and services provided by Ernst & Young LLP other than those disclosed above, which is primarily subscription fees paid for access to online accounting research software.

Auditor Independence

In the fiscal year ended December 31, 2018, there were no other professional services provided by Ernst & Young LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP for our fiscal years ended December 31, 2018 and 2017 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2019.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, or the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that SVMK Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee serves as the representative of our board of directors with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and

•	the independent registered public accounting firm’s appointment, qualifications and independence.

The audit committee also reviews the performance of our independent registered public accounting firm, Ernst & Young LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The audit committee is composed of three non-employee directors. Our board of directors has determined that each member of the audit committee is independent, and that each of Mses. Decker and Evan and Mr. Spero qualifies as an “audit committee financial expert” under the SEC rules.

The audit committee provides our board of directors such information and materials as it may deem necessary to make our board of directors aware of financial matters requiring the attention of our board of directors. The audit committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The audit committee reports on these meetings to our board of directors.

The audit committee reviewed and discussed our audited consolidated financial statements with management and Ernst & Young LLP, our independent registered public accounting firm. The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, or the PCAOB.

The audit committee received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and discussed with Ernst & Young LLP its independence. In addition, the audit committee discussed with Ernst & Young LLP its independence from management and the Company, including matters in the letter from Ernst & Young LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC. The audit committee also has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2019. Our board of directors recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the audit committee of the board of directors:

Dana L. Evan (Chair)

Susan L. Decker

Benjamin C. Spero

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers and their respective ages as of April 15, 2019. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Zander Lurie(1)	45	Chief Executive Officer, interim Chief Financial Officer, and Director
Lora D. Blum	45	Senior Vice President, General Counsel and Secretary
Rebecca Cantieri	44	Chief People Officer
Thomas E. Hale	50	President
John S. Schoenstein	49	Chief Sales Officer

(1)	Mr. Lurie also became our interim Chief Financial Officer on April 1, 2019, following the retirement of Timothy J. Maly as our Chief Financial Officer and Chief Operating Officer.

For the biography of Mr. Lurie, see the section titled “Board of Directors and Corporate Governance—Continuing Directors.”

Lora D. Blum. Ms. Blum has served as our Senior Vice President, General Counsel and Secretary since January 2017. Prior to joining us, Ms. Blum spent over six years at LinkedIn, a professional social media networking company, from June 2010 to January 2017 in various legal leadership roles, including most recently as Vice President, Legal-Corporate. Prior to LinkedIn, Ms. Blum was in private practice for over ten years, including serving as a Partner in capital markets at Jones Day and a Shareholder at Heller Ehrman. Ms. Blum holds a J.D. from UCLA and a B.A. in history from the University of California, Berkeley.

Rebecca Cantieri. Ms. Cantieri has served as our Chief People Officer since February 2018, and previously served as our Senior Vice President, Human Resources from January 2016 to January 2018 and our VP, Human Resources from September 2011 to January 2016. Prior to joining us, Ms. Cantieri spent over eleven years at Yahoo!, an internet services provider, in various human resources leadership roles, including as Senior Director, Human Resources and Director, Human Resources (Mergers & Acquisitions). Ms. Cantieri holds a B.A. in public administration from San Diego State University and an M.B.A from San Francisco State University.

Thomas E. Hale. Mr. Hale has served as our President since July 2016. Prior to joining us, Mr. Hale served as Chief Operating Officer of HomeAway, an internet marketplace for vacation rentals and as HomeAway’s Chief Product Officer from July 2010 to April 2015. Mr. Hale currently serves on the board of directors of Cars.com, an automotive website, and previously served on the board of directors of Intralinks, a global technology provider, until its acquisition by Synchronoss Technologies in January 2017, and the board of directors of ReachLocal, an online marketing and advertising solution provider, until its acquisition by Gannett Co. in August 2016. Mr. Hale holds an A.B. in history and literature from Harvard University.

John S. Schoenstein. Mr. Schoenstein has served as our Chief Sales Officer since September 2017. Prior to joining us, Mr. Schoenstein served as Vice President of Sales at Adobe, a computer software company, from January 2016 to August 2017, Vice President of Sales and Merchant Development, Marketplaces at eBay, an e-commerce company, from August 2014 to January 2016 and at Amazon.com, an electronic commerce and cloud computing company, as General Manager of Amazon Payments from January 2013 to August 2014 and as General Manager of Global Sales and Business Development of Amazon Marketplace from February 2012 to January 2013. Mr. Schoenstein holds a B.A. in English and history from Notre Dame de Namur University.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our chief executive officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that our chief executive officer does not make recommendations as to his own compensation. Our chief executive officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Our compensation committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our board of directors regarding executive compensation.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In the fiscal year ended December 31, 2018, our compensation committee retained Compensia, Inc., or Compensia, an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Compensia now serves at the discretion of our compensation committee. Our compensation committee engaged Compensia to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Our compensation committee periodically, and at least annually, considers and assesses Compensia’s independence, including whether Compensia has any potential conflicts of interest with our company or members of the compensation committee. In connection with its engagement in 2018, our compensation committee conducted such a review in 2018. Based on that review, our compensation committee concluded that it was not aware of any conflict of interest that had been raised by work performed by Compensia or the individual consultants employed by Compensia that perform services for the compensation committee.

Our named executive officers for the fiscal year ended December 31, 2018, which consist of our principal executive officer, the next two most highly compensated executive officers who were serving as executive officers as of December 31, 2018 are:

•	Zander Lurie, our Chief Executive Officer, interim Chief Financial Officer (since April 1, 2019), and Director;

•	Thomas E. Hale, our President; and

•	Timothy J. Maly, our Chief Financial Officer and Chief Operating Officer (until March 31, 2019).

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during the fiscal years ended December 31, 2018 and 2017.

Name	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Zander Lurie(3)	2018	418,750	3,281,850	2,468,400	422,816	18,614	6,610,430
	2017	350,000	—	—	315,000	5,078	670,078

Thomas E. Hale(4)	2018	363,750	1,316,250	990,000	309,256	19,619	2,998,875

Timothy J. Maly(5)	2018	322,917	877,500	660,000	243,292	5,165	2,108,874

(1)

The amounts reported represent the aggregate grant-date fair value of the stock options and/or RSUs awarded to the named executive officer in 2017 (if relevant) and 2018, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Compensation-Stock Compensation. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in determining the grant date fair value of the stock options and RSUs reported in these columns are set forth in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 26, 2019.

(2)

The amounts reported include (i) security services of $13,178 for Mr. Lurie, (ii) relocation expenses of $13,451 for Mr. Hale, (iii) matching 401(k) contributions of $4,625 for each of Messrs. Lurie, Hale and Maly, (iv) amounts paid on behalf of Messrs. Lurie, Hale and Maly for basic life insurance and (iv) tax gross-ups for de minimis gifts to Mr. Hale.

(3)

Mr. Lurie serves as our Chief Executive officer and director, and, since April 1, 2019, following Mr. Maly’s retirement, also serves as our interim Chief Financial Officer, but receives no additional compensation for the interim role.

(4)	Mr. Hale became a named executive officer in this current proxy statement. Accordingly, only his 2018 compensation is reported.

(5)

Mr. Maly became a named executive officer in this current proxy statement. Accordingly, only his 2018 compensation is reported. Further, Mr. Maly retired as our Chief Financial Officer and Chief Operating Officer on March  31, 2019.

Outstanding Equity Awards at 2018 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2018:

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Zander Lurie	12/09/2011	28,258 (3)	—	11.00	12/09/2021	—	—
	05/19/2015	210,000 (4)	—	16.03	05/19/2025	—	—
	08/06/2015	190,000 (5)	—	16.03	08/06/2025	—	—
	01/16/2016	2,200,000 (6)	—	16.03	01/16/2026	—	—
	01/16/2016	—	—	—	—	650,625 (7)	7,983,169
	03/05/2018	561,000 (8)	—	13.20	03/05/2028	—	—
	03/05/2018	—	—	—	—	140,250 (9)	1,720,868

Thomas E. Hale	08/29/2016	1,000,000(10)	—	16.03	08/29/2026	—	—
	08/29/2016	—	—	—	—	218,750 (11)	2,684,063
	03/05/2018	225,000(12)	—	13.20	03/05/2028	—	—
	03/05/2018	—	—	—	—	56,250 (13)	690,188

Timothy J. Maly	12/09/2011	188,385(14)	—	11.00	12/09/2021	—	—
	08/21/2015	750,000(15)	—	16.03	08/21/2025	—	—
	08/29/2016	250,000(16)	—	16.03	08/29/2026	—	—
	08/29/2016	—	—	—	—	10,000 (17)	122,700
	03/05/2018	150,000(18)	—	13.20	03/05/2028	—	—
	03/05/2018	—	—	—	—	37,500 (19)	460,125

(1)	Each of the outstanding equity awards was granted pursuant to our 2011 Equity Incentive Plan (the “2011 Plan”). All option awards may be early exercised.

(2)

The market value of unvested shares is calculated by multiplying the number of unvested shares held by the applicable named executive officer by the closing price of our Common Stock on December 31, 2018, which was $12.27.

(3)	The shares underlying this option are fully vested.

(4)	The shares underlying this option vest, subject to Mr. Lurie’s continued role as a service provider to us, as to 1/48th of the total shares on January 15, 2015 and monthly thereafter.

(5)	The shares underlying this option vest, subject to Mr. Lurie’s continued role as a service provider to us, as to 1/48th of the total shares on September 6, 2015 and monthly thereafter.

(6)

The shares underlying this option vest, subject to Mr. Lurie’s continued role as a service provider to us, as to 1/4th of the total shares on January 16, 2017, with 1/48th of the total shares vesting monthly thereafter.

(7)	The shares underlying this RSU vest, subject to Mr. Lurie’s continued role as a service provider to us, as to 1/8th of the total shares on July 16, 2016 and each six months thereafter.

(8)	The shares underlying this option vest, subject to Mr. Lurie’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2018 and quarterly thereafter.

(9)	The shares underlying this RSU vest, subject to Mr. Lurie’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2018 and quarterly thereafter.

(10)

The shares underlying this option vest, subject to Mr. Hale’s continued role as a service provider to us, as to 1/4th of the total shares on July 20, 2017, with 1/48th of the total shares vesting monthly thereafter.

(11)

The shares underlying this RSU vest, subject to Mr. Hale’s continued role as a service provider to us, as to 1/4th of the total shares on August 15, 2017 and 1/16th of the total shares vesting quarterly thereafter.

(12)	The shares underlying this option vest, subject to Mr. Hale’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2018 and quarterly thereafter.

(13)	The shares underlying this RSU vest, subject to Mr. Hale’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2018 and quarterly thereafter.

(14)	The shares underlying this option are fully vested.

(15)

The shares underlying this option vest, subject to Mr. Maly’s continued role as a service provider to us, as to 1/4th of the total shares on August 21, 2016, with 1/48th of the total shares vesting monthly thereafter.

(16)	The shares underlying this option vest, subject to Mr. Maly’s continued role as a service provider to us, as to 1/36th of the total shares on January 23, 2017 and monthly thereafter.

(17)	The shares underlying this RSU vest, subject to Mr. Maly’s continued role as a service provider to us, as to 1/12th of the total shares on February 15, 2017 and quarterly thereafter.

(18)	The shares underlying this option vest, subject to Mr. Maly’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2018 and quarterly thereafter.

(19)	The shares underlying this RSU vest, subject to Mr. Maly’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2018 and quarterly thereafter.

See “Potential Payments upon Termination or Change in Control” below for a description of accelerated vesting provisions applicable to the named executive officer’s outstanding equity awards.

Executive Employment Arrangements

We have entered into an employment letter setting forth the terms and conditions of employment for each of our named executive officers as described below. In addition, each of our named executive officers has executed our standard form of employee proprietary information and inventions agreement.

Zander Lurie Confirmatory Employment Letter

In connection with our initial public offering, we entered into a confirmatory employment letter with Mr. Lurie. The employment letter does not have a specific term and provides that Mr. Lurie is an at-will employee. Mr. Lurie’s current annual base salary is $445,000. For the fiscal year ended December 31, 2018, Mr. Lurie’s annual base salary was $425,000 and his target annual bonus opportunity was 100% of his annual base salary. For the fiscal year ended December 31, 2017, Mr. Lurie’s annual base salary was $350,000 and his target bonus opportunity was 100% of his annual base salary.

Thomas E. Hale Confirmatory Employment Letter

In connection with our initial public offering, we entered into a confirmatory employment letter with Mr. Hale. The employment letter does not have a specific term and provides that Mr. Hale is an at-will employee. Mr. Hale’s current annual base salary is $375,000. For the fiscal year ended December 31, 2018, Mr. Hale’s annual base salary was $365,000 and his target annual bonus opportunity was 85% of his annual base salary.

Timothy J. Maly Confirmatory Employment Letter

In connection with our initial public offering, we entered into a confirmatory employment letter with Mr. Maly. The employment letter does not have a specific term and provides that Mr. Maly is an at-will employee. For the fiscal year ended December 31, 2018, Mr. Maly’s annual base salary was $325,000 and his target annual bonus opportunity for the fiscal year ending December  31, 2018 was 75% of his annual base salary.

Potential Payments upon Termination or Change in Control

We have entered into a change in control and severance agreement with each of our named executive officers that provide for the severance and change in control benefits as described below. Each change in control and severance agreement will supersede any prior agreement or arrangement the named executive officer may have had with us that provides for severance and/or change in control payments or benefits.

Each change in control and severance agreement with our named executive officers has an initial term of three years commencing on the effective date of the agreement. On the third anniversary of the effective date of the agreement, the agreement will renew automatically for additional one-year terms unless either party provides the other party with written notice of nonrenewal at least one year prior to the date of automatic renewal. However, if a change in control (as defined in the applicable agreement) occurs when there are fewer than 12 months remaining during the initial term or during an additional term, the term of the change in control and severance agreement will extend automatically through the date that is 12 months following the date of the change in control. Additionally, if an initial occurrence of an act or omission by us that constitutes grounds for “good reason” occurs, and the expiration date of any cure period with respect to such grounds could occur following the expiration of the initial term or an additional term, the term of the change in control and severance agreement will extend automatically for 15 days following the expiration of the cure period.

If a named executive officer’s employment is terminated outside the period beginning three months before a change in control and ending 12 months following a change in control, or the Change in Control Period, either (1) by us (or any of our subsidiaries) without “cause” (excluding by reason of death or disability) or (2) by a named executive officer for “good reason” (as such terms are defined in each of their change in control and severance agreement), they will receive the following benefits if they timely sign and do not revoke a release of claims in our favor:

•	a lump-sum payment equal to 12 months for Messrs. Hale and Lurie or six months for Mr. Maly of annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) and, in the case of Mr. Hale, a prorated portion of his target annual bonus as in effect for the fiscal year in which the termination occurs, prorated based on the number of days of completed service for the fiscal year in which the termination occurs; and

•

payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for up to 18 months for Mr. Lurie, up to 12 months for Mr. Hale, and up to six months for Mr. Maly (and for each of their eligible dependents, if any), or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate, or be subject to an excise tax under, applicable law.

If, within the Change in Control Period, Mr. Lurie’s, Mr. Hale’s or Mr. Maly’s employment is terminated either (1) by us (or any of our subsidiaries) without cause (excluding by reason of death or disability) or (2) by either of them for good reason, they will receive the following benefits if they timely sign and do not revoke a release of claims in our favor:

•

a lump-sum payment, less applicable withholdings, equal to the sum of (x) 18 months for Messrs. Lurie and Hale, and 12 months for Mr. Maly, of annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction or if greater, at the level in effect immediately prior to the change in control) and (y) a prorated portion of such executive’s target annual bonus as in effect for the fiscal year in which the termination occurs, prorated based on the number of days of completed service for the fiscal year in which the termination occurs;

•

payment of premiums for coverage under COBRA for the named executive officer and such named executive officer’s eligible dependents, if any, for up to 18 months for Mr. Lurie, up to 12 months for Mr. Hale, and up to six months for Mr. Maly, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate, or be subject to an excise tax under, applicable law; and

•

100% accelerated vesting and exercisability of all outstanding equity awards and, in the case of an equity award with performance-based vesting unless otherwise specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria generally will be deemed achieved at 100% of target levels

In addition, upon a change in control, 50% accelerated vesting and exercisability of Mr. Hale’s initial hire equity grants will occur.

If any of the amounts provided for under these change in control and severance agreements or otherwise payable to Mr. Lurie, Mr. Hale or Mr. Maly would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of benefits under his or her change in control or severance agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The change in control and severance agreements do not require us to provide any tax gross-up payments.

Executive Incentive Compensation Plan

Our compensation committee adopted an Executive Incentive Compensation Plan (the “Bonus Plan”) in August 2018, which became effective on January 1, 2019. The Bonus Plan is administered by a committee appointed by our board of directors. Unless and until our board of directors determines otherwise, our compensation committee is the administrator of the Bonus Plan. The Bonus Plan allows our compensation committee to provide cash incentive awards to selected employees, including our named executive officers, determined by our compensation committee, based upon performance goals established by our compensation committee. Our compensation committee, in its sole discretion, will establish a target award for each participant under the Bonus Plan, which may be expressed as a percentage of the participant’s average annual base salary for the applicable performance period.

Under the Bonus Plan, our compensation committee will determine the performance goals applicable to awards, which goals may include, without limitation: attainment of research and development milestones, sales bookings, business divestitures and acquisitions, cash flow, including but not limited to unlevered free cash flow, cash position, earnings (which may include any calculation of earnings, including but not limited to earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, net income, net profit, net sales, operating cash flow, operating expenses, operating income, operating margin, overhead or other expense reduction, product defect measures, product release timelines, productivity, profit, return on assets, return on capital, return on equity, return on investment, return on sales, revenue, revenue growth, sales results, sales growth, stock price, time to market, total stockholder return, working capital, individual objectives such as peer reviews or other subjective or objective criteria, and attainment of specified performance goals, such as “Objectives and Key Results” or “Critical Objectives.” As determined by our compensation committee, the performance goals may be based on generally accepted accounting principles (“GAAP”) or non-GAAP results and any actual results may be adjusted by our compensation committee for one-time items or unbudgeted or unexpected items when determining whether the performance goals have been met. The goals may be on the basis of any factors our compensation committee determines relevant, and may be on an individual, divisional, business unit, segment or company-wide basis. Any criteria used may be measured on such basis as our compensation committee determines. The performance goals may differ from participant to participant and from award to award.

Our compensation committee may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, or increase, reduce or eliminate the amount allocated to the bonus pool. The actual award may be below, at or above a participant’s target award, in our compensation committee’s discretion. Our compensation committee may determine the amount of any reduction on the basis of such factors as it deems relevant, and it will not be required to establish any allocation or weighting with respect to the factors it considers.

Actual awards will be paid in cash (or its equivalent) in a single lump sum. Unless otherwise determined by our compensation committee, to earn an actual award, a participant must be employed by us (or an affiliate of us, as applicable) through the date the bonus is paid. Payment of bonuses occurs as soon as administratively practicable after the end of the applicable performance period, but no later than the dates set forth in the Bonus Plan. For 2018, our compensation committee determined that the Bonus Plan for each of our named executive officers would be calculated and funded based on performance measures in three areas: revenue (40% weight), unlevered free cash flow (50% weight), and achievement of Company Objectives and Key Results (10% weight), with the weighted average of the performance measures determining the funding of the bonus pool. Accordingly, the amounts set forth in the Summary Compensation Table above for each named executive officer under “Non-Equity Incentive Plan Compensation,” reflects the weighted average of the performance measures, as achieved, applied to such officer’s individual bonus target.

Our board of directors or compensation committee have the authority to amend or terminate the Bonus Plan provided such action does not alter or impair the existing rights of any participant with respect to any earned bonus without the participant’s consent. The Bonus Plan will remain in effect until terminated in accordance with the terms of the Bonus Plan.

401(k) Plan

We maintain a tax-qualified retirement plan, or the 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) plan as of the first day of the month following the date they meet the 401(k) plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit-sharing contributions to eligible participants and we match up to 25% of such contributions.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights (#)	Weighted Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column) (#)
Equity compensation plans approved by security holders

2011 Equity Incentive Plan(1)	23,340,204	14.4291	—

2018 Equity Incentive Plan(2)	864,217	12.7506	13,626,822

2018 Employee Stock Purchase Plan(3)	—	—	2,673,444

Equity compensation plans not approved by security holders	—	—	—

TOTAL	24,204,421	14.3880	16,300,266

(1)

As a result of the adoption of the 2018 Plan, we no longer grant awards under the 2011 Plan; however, all outstanding options issued pursuant to the 2011 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2018 Plan. Includes options to purchase 18,001,288 shares of our common stock and RSUs representing 5,338,916 shares of our common stock outstanding under our 2011 Plan.

(2)

Our 2018 Plan provides that the number of shares available for issuance under the 2018 Plan will be increased on the first day of each fiscal year, in an amount equal to the least of (i) 12,500,000 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. Includes options to purchase 451,087 shares of our common stock and RSUs representing 413,130 shares of our common stock outstanding under our 2011 Plan.

(3)

Our 2018 Employee Stock Purchase Plan (the “ESPP”) provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year, in an amount equal to the least of (i) 5,346,888 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as may be determined by the administrator of the ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2019 for:

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors and nominees for director; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 128,059,668 shares of our common stock outstanding as of March 31, 2019 (the “Beneficial Ownership Date”). We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2019, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SVMK Inc., One Curiosity Way, San Mateo, California 94403.

	Common Stock
Name of Beneficial Owner+	Number	Percentage
Named Executive Officers and Directors:
Zander Lurie(1)	3,315,044	2.5
Thomas E. Hale(2)	1,063,088	*
Timothy J. Maly(3)	1,902,683	1.5
Susan L. Decker(4)	93,333	*
David A. Ebersman(5)	215,833	*
Dana L. Evan(6)	395,208	*
Ryan Finley(7)	8,105,289	6.3
Erika H. James(8)	45,938	*
Sheryl K. Sandberg(9)	10,318,577	8.1
Brad D. Smith(10)	119,583	*
Benjamin C. Spero(11)	8,700,473	6.8
Serena J. Williams(12)	134,583	*
All executive officers and directors as a group (15 persons)(13)	35,357,698	26.3

Greater than 5% Stockholders:
Entities affiliated with Tiger Global(14)	17,867,042	14.0
FMR LLC(15)	14,186,773	11.1
Sheryl K. Sandberg Revocable Trust(16)	10,318,577	8.1
Spectrum Equity Investors(17)	8,700,473	6.8
SM Profits, LLC(18)	8,105,289	6.3

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

+

Options to purchase shares of our capital stock included in this table are generally early exercisable, and to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase by us.

(1)

Mr. Lurie’s ownership consists of (i) 24,330 shares held of record by the Jason and Jennifer Lurie Family 2018 Irrevocable Trust dated May 31, 2018, of which Kristin Vogelsong, Mr. Lurie’s spouse, is the trustee; (ii) 24,330 shares held of record by the Eliza and Larry Becker Family 2018 Irrevocable Trust dated May 31, 2018, of which Kristin Vogelsong is the trustee; (iii) 16,219 shares held of record by the Scott and Caitlin Vogelsong Family 2018 Irrevocable Trust dated May 31, 2018, of which Kristin Vogelsong is the trustee; (iv) 2,517,966 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date; and (v) 32,834 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(2)

Mr. Hale’s ownership consists of (i) 828,750 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date and (ii) 50,833 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(3)

Mr. Maly’s ownership consists of (i) 1,155,400 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date and (ii) 6,666 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(4)

Ms. Decker’s ownership consists of (i) 78,750 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date and (ii) 2,916 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(5)

Mr. Ebersman’s ownership consists of (i) 201,250 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date and (ii) 2,916 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(6)

Ms. Evan’s ownership consists of (i) 380,625 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date, and (ii) 2,916 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(7)

Mr. Finley’s ownership consists of 8,105,289 shares held of record by SM Profits, LLC, of which Mr. Finley is a manager. Mr. Finley holds a controlling interest with respect to voting and investment power of the shares held by SM Profits, LLC. See footnote 18 for additional information regarding SM Profits, LLC.

(8)

Ms. James’ ownership consists of (i) 39,375 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date and (ii) 2,188 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(9)

Ms. Sandberg’s ownership consists of 10,318,577 shares held of record by the Sheryl K. Sandberg Revocable Trust, of which Ms. Sandberg is a trustee. See footnote 16 for additional information regarding the Sheryl K. Sandberg Revocable Trust.

(10)

Mr. Smith’s ownership consists of (i) 105,000 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date and (ii) 2,916 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(11)

Mr. Spero’s ownership Consists of 8,700,473 shares held of record by SEI V SM AIV, L.P. (SEI V), which holds 8,659,581 shares, and Spectrum V Investment Managers’ Fund, LP (IMF), which holds 40,892 shares.    The general partner of SEI V is Spectrum Equity Associates V, L.P., the general partner of which is SEA V Management, LLC (SEA V LLC). The general partner of IMF is SEA V LLC. As a member and manager of SEA V LLC, Mr. Spero may be deemed to share the voting and investment power with respect to the shares beneficially owned by SEA V LLC. Mr. Spero disclaims beneficial ownership of the shares listed here except to the extent of his pecuniary interest therein. Mr. Spero disclaims beneficial ownership of the shares listed here except to the extent of his pecuniary interest therein. See footnote 17 for additional information regarding Spectrum Equity Investors.

(12)

Ms. Williams’ ownership consists of (i) 105,000 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date, and (ii) 2,916 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(13)

Consists of (i) 29,050,086 shares beneficially owned by our current executive officers and directors; (ii) 6,167,888 shares subject to options held by our current executive officers and directors that are fully-vested and exercisable within 60 days of the Beneficial Ownership Date; and (iii) 139,724 RSUs held by our current executive officers and directors fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(14)

According to a Form 4 filed with the SEC on March 27, 2019, consists of (i) 9,213,130 shares held of record by Tiger Global Private Investment Partners VI, L.P.; (ii) 8,662,772 shares held of record by Tiger Global Private Investment Partners VII, L.P.; and (iii) 559,747 shares held of record by other affiliates of Tiger Global Management, LLC. Tiger Global Management, LLC is controlled by Chase Coleman, Lee Fixel and Scott Shleifer. The business address for each of these entities and individuals is c/o Tiger Global Management, LLC, 9 West 57th Street, 35th Floor, New York, New York 10019.

(15)

According to a Schedule 13G filed with the SEC on April 10, 2019 reporting stock ownership as of March 29, 2019, consists of 14,186,773 shares held of record by FMR LLC, certain of its subsidiaries and affiliates, and other companies and over which shares FMR LLC has sole dispositive power. Furthermore, FMR LLC has sole voting power with respect to 2,327,619 of such shares. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders of FMR LLC have entered into a shareholders’ voting agreement under which all such Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares of FMR LLC. Accordingly, through their ownership of voting common shares of FMR LLC and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940, or the Fidelity Funds, advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides in the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 200 Seaport Blvd. V12E, Boston, Massachusetts, 02210.

(16)

Consists of 10,318,577 shares held of record by the Sheryl K. Sandberg Revocable Trust, of which Ms. Sandberg is a trustee. Ms. Sandberg plans to donate all shares beneficially owned by her (or the proceeds from the sale thereof) to the Sheryl Sandberg and Dave Goldberg Family Foundation as part of fulfilling their philanthropic commitment to the Giving Pledge.

(17)

Consists of 8,700,473 shares held of record by SEI V SM AIV, L.P. (SEI V), which holds 8,659,581 shares and Spectrum V Investment Managers’ Fund, LP (IMF), which holds 40,892 shares. The general partner of SEI V is Spectrum Equity Associates V, L.P., the general partner of which is SEA V Management, LLC (SEA V LLC). The general partner of IMF is SEA V LLC. As a member and manager of SEA V LLC, Mr. Spero may be deemed to share the voting and investment power with respect to the shares beneficially owned by SEA V LLC. Mr. Spero disclaims beneficial ownership of the shares listed here except to the extent of his pecuniary interest therein. The business address for these entities and individuals is c/o Spectrum Equity Investors, 140 New Montgomery, 20th Floor, San Francisco, CA 94105.

(18)

Consists of 8,105,289 shares held of record as of March 31, 2019 by SM Profits, LLC. Ryan Finley is a manager of SM Profits, LLC and holds a controlling interest with respect to voting and investment power of the shares held by SM Profits, LLC. The address for SM Profits, LLC is 9418 NE Vancouver Mall Dr., Vancouver, WA 98662.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Transactions with Tiger Global

Tiger Global Private Investment Partners VI, L.P. and Tiger Global Private Investment Partners VII, L.P., together with their affiliates, or Tiger Global, hold more than 5% of our outstanding capital stock. During 2018, we recognized revenue from sales of our products to certain affiliates of Tiger Global of $1,682,755. In 2018, sales to Tiger Global represented less than 1.0% of our total annual revenue; however, Tiger Global was our largest customer in 2018.

Commercial Arrangements with Facebook

Sheryl Sandberg, a member of our board of directors, is the Chief Operating Officer of Facebook and serves on its board of directors. During 2018, we incurred expenses for search engine marketing services provided by Facebook of $1,485,793.

Marketing Services Arrangement with Serena Williams

Serena Williams, a member of our board of directors, provided marketing services in 2018, for which she received a grant of 15,000 RSUs, with a grant date fair value of $198,000 approved by our compensation committee in November 2018. These RSUs were separate and apart from any equity grants made to her as compensation for her services as a member of our board of directors.

SurveyMonkey for Good

In conjunction with our initial public offering in September 2018, we launched SurveyMonkey for Good, our social impact program. With funding from a small percentage of the proceeds of our initial public offering, SurveyMonkey for Good’s mission is to speak up for those without a voice to advance equality and make a positive impact on society. To achieve its mission, SurveyMonkey for Good focuses on empowering the communities where we live and work; fostering a diverse and inclusive environment, both within and outside of our workplace, where everyone — no matter their background — can succeed, feel a sense of belonging, and learn from one another; and using technology and our own products to amplify our social impact. SurveyMonkey for Good’s mission and focus areas improve our employee experience, help us understand and serve our customers better, and makes us a stronger business.

Giving back is in our DNA - SurveyMonkey Audience enables our panelists to select participating charities of their choice to receive a donation from us with each survey response. We have donated over $14 million to non-profit organizations on their behalf since we introduced this program in 2011. We support employees who volunteer and host a Week of Service each year to provide the troop with organized volunteer opportunities to give back as a team and, in the past three years, our employees have volunteered nearly 2,000 hours with various non-profits in our communities. In using our own products to make a positive impact on society, we have given non-profits nearly $2 million in product discounts through our product discount program.

Other Transactions

Other than as described above under this section titled “Certain Relationships and Related Party Transactions,” since December 31, 2017, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Policies and Procedures for Related Party Transactions

We have adopted a formal written policy providing that our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2018, all Section 16(a) filing requirements were satisfied on a timely basis, with the exception of (i) a late Form 4 filing for each of Mses. Blum and Cantieri and Messrs. Hale, Lurie, Maly and Schoenstein, each filed on November 20, 2018, in connection with the net settlement of restricted stock units in connection with our initial public offering and (ii) a late Form 3 filing for Dharti Patel, filed on October 19, 2018, pursuant to her designation as a Section 16 officer in connection with our initial public offering.

Fiscal Year 2018 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2018 are included in our Annual Report on Form 10-K filed with the SEC on February 26, 2019. This Proxy Statement and our Annual Report are posted on our investor relations webpage at https://investor.surveymonkey.com in the “Financial Information” section under “SEC Filings” and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to SVMK Inc., Attention: Investor Relations, One Curiosity Way, San Mateo, California 94403.

Company Website

We maintain a website at www.surveymonkey.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

PROPOSALS OF STOCKHOLDERS FOR 2020 ANNUAL MEETING

Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received at our principal executive offices no later than December 28, 2019. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2020 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our Secretary at our principal executive offices not less than 45 nor more than 75 days before the first anniversary of the date on which we first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our bylaws must be received no earlier than February 11, 2020, and no later than March 12, 2020, unless our annual meeting date occurs more than 30 days before or 60 days after June 11, 2020. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2020 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our bylaws and SEC requirements. We will not consider any proposal or nomination that is not timely or otherwise does not meet the bylaws and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2020 annual meeting of stockholders must be addressed to: Secretary, SVMK Inc., One Curiosity Way, San Mateo, California 94403. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone, by using the Internet or by mail at your earliest convenience, as instructed on the Notice of Internet Availability of Proxy Materials.

THE BOARD OF DIRECTORS

San Mateo, California

April 25, 2019

SVMK INC. ONE CURIOSITY WAY SAN MATEO, CA 94403

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SVMK2019

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E76651-P23179	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SVMK INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following Class I nominees:
1.	Election of Directors		☐	☐	☐
Nominees:
	01)	Alexander "Zander" J. Lurie
	02)	Dana L. Evan
	03)	Brad D. Smith

The Board of Directors recommends you vote FOR proposal 2:							For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as the independent registered accountants of SVMK Inc. for the fiscal year ending December 31, 2019.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E76652-P23179

SVMK INC.

Annual Meeting of Stockholders

June 11, 2019 11:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Alexander "Zander" J. Lurie and Lora D. Blum, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SVMK INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, PDT on June 11, 2019, at www.virtualshareholdermeeting.com/SVMK2019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side